Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries, Inc. Announces Third Quarter 2011 Results, Provides Financial and Operational Update, Reaffirms Conference Call Details, Announces Presentation at Stephens, Inc. Investor Conference

•	Flotek announces third quarter, 2011 revenue of $75.1 million, an increase of 87.7% from $40.0 million in the third quarter of 2010.

•

Third quarter net income attributable to common stockholders of $17.9 million or $0.38 of earnings per share. Excluding non-cash income resulting from change in fair value of warrant liability, Flotek earned $0.21 per common share in the period ending September 30, 2011.

•	Flotek experienced continued strong growth in Chemicals and Drilling segments. Artificial Lift segment benefited from international Petrovalve sales.

•	Conference Call on Thursday, November 10, 2011 at 7:30am CST.

•	Flotek to present at Stephens, Inc. Investor Conference in New York on November 15, 2011.

HOUSTON, November 9 /PRNewswire-FirstCall/ — Flotek Industries, Inc. (NYSE: FTK—News) (“Flotek” or the “Company”) today announced results for the three months ending September 30, 2011.

As reported on Form 10-Q filed with the U.S. Securities and Exchange Commission, Flotek reported that revenue for the three months ended September 30, 2011 was $75.1 million, an increase of $35.1 million, or 87.7%, compared to $40.0 million for the same period in 2010. Revenue increased across all of the Company’s segments due to improved pricing, increased drilling activity, increased market share and continued growth of industry demand for specialty oilfield products.

For the three months ended September 30, 2011, the Company reported net income attributable to common stockholders of $17.9 million, or $0.38 per common share (basic), compared to a net loss of $2.4 million, or ($0.09) per common share for the same period in 2010.

Included in the third quarter 2011 results was $7.8 million of non-cash income related to the change in the fair value of the warrant liability associated with the warrants issued in the August 2009 preferred stock offering. In the same quarter of 2010 the Company recorded non-cash expense related to the fair value of the warrant liability of $1.1 million.

Excluding the non-cash income related to the change in fair value of warrant liability the Company had net income attributable to common stockholders of $10.1 million or $0.21 per common share for the three months ended September 30, 2011.

“The first nine months of 2011 provide strong evidence that our repositioning of Flotek in the oilfield service landscape has been successful,” said John Chisholm, Flotek’s Chairman and President. “Flotek’s record revenue in the third quarter resulted in strong profits and provides momentum on which to build into the final months of 2011. Our continued focus on leading oilfield technologies combined with our renewed emphasis on exceptional service to our customers has made Flotek a leader in specialty oilfield chemicals and drilling products. While pleased with our results, we continue to challenge ourselves to build a better Flotek for the future. Our focus on accelerating innovation – from new chemistries to improve completions and production to significant improvements in our oilfield tool technologies – combined with leadership in customer service are providing tremendous opportunities for future growth. We are excited about the future of Flotek, for the balance of 2011 and into the New Year.

A complete review and discussion of the Company’s year-end financial position can be found in the Company’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission today.

Financial Update

As of September 30, 2011, the Company’s cash balance was approximately $25.5 million compared to $7.1 million on September 30, 2010. The Company’s cash balances have improved as a result of the improved operating environment and continued diligence in expense management. As of November 3, 2011, Flotek’s cash balance was approximately $36.0 million The November 3rd balance includes approximately $3.4 million in federal tax refunds recently received.

Outstanding receivables, net of allowance for doubtful accounts, as of September 30, 2011 were $46.5 million, compared to $25.1 million as of September 30, 2010.

“Over the past two years – the result of our laser focus on improving our balance sheet and other financial metrics – Flotek’s liquidity has improved dramatically,” added Chisholm. “Combined with our undrawn $35 million revolving credit facility, our consistent increase in cash balances provides abundant liquidity for Flotek not only to operate and grow its business but also to attend to debt maturities in due course and consider other strategic ways to enhance shareholder value.”

Flotek continues to review strategic options regarding our convertible notes. The Company currently has a total of $106.5 million of convertible notes outstanding that can be put to the Company, or called by the Company, in February, 2013. With continued improvement in the Company’s operations, balance sheet and cash flows, Flotek believes it has a number of options available to continue to opportunistically position its balance sheet for future growth. The Company believes its liquidity should be more than sufficient to address any debt maturities in the normal course of business.

Operational Update

Oilfield activity and business fundamentals remained strong in the third quarter, resulting in growth in all business segments. The Company continues to experience solid growth in both its Chemicals and Drilling segments, a result of our improved marketing culture, continued leadership in delivering innovative oilfield technologies to market and penetration of new markets, both domestic and international. The Company continues to see opportunities for future growth for the balance of 2011 and into 2012.

In the Company’s Chemicals’ segment, revenue for the three months ended September 30, 2011, was $43.6 million, an increase of $25.4 million or 139.7% compared to $18.2 million in the year ago quarter. Increased oil-directed and liquid-rich natural gas drilling activity was driven by period over period favorable fluctuations in global oil prices and stable pricing on liquid-rich natural gas. Strategic adaptation of Chemicals’ natural gas effective complex nanofluid micro-emulsifiers to oil effective complex nanofluid microemulsifiers in conjunction with increased customer demand and industry growth, particularly within the Bakken and Niobrara plays, contributed to the period over period increase in revenue. The Company’s increased sales and cross-marketing efforts have resulted in increased industry recognition of the proven production efficiencies and environmental benefits derived from Chemicals’ new and existing products and resulted in increased product demand for microemulsion products from both new and existing customers, in both domestic and international markets. These efforts have also introduced both new and existing customers to a broader range of products within the Company’s portfolio.

The Company’s logistics business realized increased revenue of 189.1% in the third quarter of 2011 versus comparable periods in 2010 due to on-going project completions and incremental new construction activity.

Chemicals segment income from operations for the quarter ended September 30, 2011 was $13.8 million, an increase of $7.8 million, or 131.6% compared to $6.0 million in the year ago period. While gross margins for the third quarter, 2011 of 39.9% were lower than the 44.8% in the year ago quarter, gross margins in the Chemicals segment increased from 37.8% in the second quarter of 2011.

As noted in the Company’s second quarter release, Chemical segment margins have been impacted by a combination of raw material costs, product mix and pricing power. While the Company is focused on maximizing margins by controlling costs, short term margin volatility resulting from product mix stands in support of the longer-term goal of building a broader customer base which, over time, should result in durable margin growth. Moreover, price improvement realized in the second and third quarters of 2011 and continued growth in demand for core complex nanofluid chemistries stand in support of margin expansion.

“The continued strength of our chemicals business is a testament to our world-class research facilities and reenergized marketing program,” added Chisholm. “In addition, as suggested in the second quarter, our strategy to focus on developing long-lasting relationships – while pressuring margins in the short-term – is already beginning to provide dividends in increased revenue and stabilizing margins. That said, we continue to focus on a number of initiatives that should further improve margins over time.”

Drilling segment revenue for the period ending September 30, 2011, was $27.0 million, an increase of $9.8 million, or 56.9%, when compared to revenue of $17.2 million in the year ago period. Continued growth in overall drilling activity combined with Flotek’s ability to capture additional market share in key regions contributed to the growth. Market share growth in both sales and rentals in regions such as the Permian Basin and the Eagle Ford shale play continue to benefit Flotek. In addition, growth in motor sales and our proprietary Teledrift Measurement While Drilling (MWD) product offerings continued to provide the major impetus for growth. International activity, especially Teledrift’s continued growth in the Argentina market, also added to quarterly revenue. Activity in the Company’s Galleon mining tools division also increased, a result of increased copper and gold prices. The Galleon business has strong order visibility well into 2012.

The evolution of Flotek’s marketing efforts, including improved collaboration and cross-selling from Flotek’s marketing team, has expanded both Flotek’s customer base as well as the depth of relationships with Flotek customers.

Drilling Product segment income from operations totaled $5.6 million in the third quarter of 2011, an improvement of $3.2 million, or 138.7%, as compared to $2.3 million in the same period of 2010. Segment gross margins in the third quarter were 41.1%, compared to 37.1% in the third quarter of 2010.

Artificial Lift segment revenue for the three months ended September 30, 2011, totaled $4.5 million, relatively flat when compared to $4.6 million for the three months ended September 30, 2010. While persistent weakness in natural gas prices continued to depress new drilling activity in the Company’s Powder River Basin coal bed methane region, the segment did benefit from a new focus on oil-based properties. In addition, the Company sold approximately $1.1 million in

Petrovalve equipment to an international customer. The Company expects additional Petrovalve sales to the same customer into the first half of 2012. On an operating income basis, the Artificial Lift segment posted income of $1.8 million for the period ending September 30, 2011, compared to income from operations of $1.2 million in the third quarter of 2010.

“Record revenue and a focus on profitability resulted in a solid third quarter of which all members of the Flotek team can be proud,” added Chisholm. “Moreover, we continue to build momentum through our commitment to research, a renewed focus on exceptional customer service and an improved marketing culture. Our goal remains to focus on innovative ways to improve performance, accelerate profitable growth and position Flotek for durable growth across cycles.”

Flotek continues to make progress in international markets. Our work in the Middle East continues to yield increased activity in our chemicals segment. In addition, a number of solid opportunities for chemicals and drilling technologies have surfaced in the Middle East and South America. As noted earlier, the Company shipped and received payment for a $1.1 million order for Petrovalves from the national oil company in Venezuela.

“We have consistently said that the development of international markets will require both persistence and patience,” added Chisholm. “Our hard work and focus continued to provide rewards in the third quarter, with the addition of new geographies and customers to Flotek’s international relationships. While there is still significant work to do before we lay claim to being a major international oilfield player, we are pleased with our progress and believe our strategy will continue to show steady, sustainable international growth into 2012 and beyond.”

October 2011 Snapshot

As noted in the past, fourth quarter results can be impacted by the anticipation of the holiday season as well as unanticipated flurries of winter weather. That said, we believe the fourth quarter is off to a robust start and believe the Company can build on the positive results experienced in the third quarter. Early results suggest October revenue will be greater than $25 million.

“Interest in Flotek products and services continues to grow,” concluded Chisholm. “Our focus on using our world-class chemistry research laboratory to customize the application of our Complex Nanofluid suite of chemistries for specific basins and customers combined with advances in our drilling technologies, especially Teledrift and our downhole motors, continues to support improved market share. While it is difficult to predict what the recent global economic morass and market reverberations will mean to oilfield activity, we feel we are well positioned to continue our quest for profitable growth and remain on track to exceed our 2011 objectives. While we believe recent volatility in commodity prices is likely to continue in the short term, it is unlikely such short-term fluctuations will have a meaningful impact on our business. The Flotek team remains excited about our prospects through the remainder of 2011 and into the coming year.”

“We are in the early stages of our 2012 budgeting process and are excited about growth beyond current levels,” added Chisholm. “Moreover, we are excited about the opportunity to smartly deploy cash in carefully selected capital projects that will further enhance Flotek’s product and service offerings, improve customer reach and prepare the Company for more dynamic growth in 2012 and beyond.”

Conference Call Details

Flotek will host a conference call on Thursday, November 10, 2011 at 7:30 a.m. Central Standard Time to discuss its operating results for the three months ended September 30, 2011.

To participate in the call, participants should dial 1-800-698-1231 approximately 5 minutes prior to the start of the call. The call can also be accessed from Flotek’s website at www.flotekind.com.

Flotek to Present at Stephens, Inc. Conference

John Chisholm, Flotek Chairman and President will make a presentation at the Stephens, Inc. conference on Tuesday, November 15, 2011 in New York City. The presentation will start at 2:30 p.m. Eastern Standard Time. The slides used for the presentation will be posted to the Flotek website immediately prior to the presentation. The presentation will be webcast and can be accessed from Flotek’s website at www.flotekind.com.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of innovative specialty chemicals and down-hole drilling and production equipment. Flotek manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as should, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.